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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                               XPLOR CORPORATION



                                  ARTICLE ONE

         The name of the Corporation is Xplor Corporation.

                                  ARTICLE TWO

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                 ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The Corporation shall have authority to be exercised by the Board of Directors, to issue 25,000,000 shares of common voting stock of the par value of $.01 per share (the "Common Stock") having an aggregate par value of $250,000 and 10,000,000 shares of preferred stock of the par value of $.01 per share (the "Preferred Stock") having an aggregate par value of $100,000.
Shares of the Preferred Stock shall be designated as the Board of Directors may determine and may be issued in series by Board of Directors as hereinafter provided in paragraph (d) below. The relative rights and preferences of the share of capital stock of the Corporation shall be as follows:

                 (a) Each holder of Common Stock shall at eery meeting of stockholders of the Corporation be entitled to one vote in person or by proxy for each share of Common Stock held by such holder and each holder of Preferred Stock with voting rights shall at every meeting of stockholders of the Corporation be entitled to one vote in person or by proxy for each share of Preferred Stock with voting rights held by such holder to the extent of such rights as specified pursuant to paragraph (c) (vii) below.

                 (b) Subject to the rights, if any, of the holders of the Preferred Stock, or any series thereof, the holders of the Common Stock are entitled to the entire voting power, all dividends declared and paid by the Corporation and all assets of the corporation in the event of any liquidation, dissolution, or winding up of the Corporation.
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                 (c)      The Preferred Stock may be divided into and issued
from time to time in one or more series. All shares of the Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as hereinafter provided pursuant to authority that is hereby expressly vested in the Board of Directors; provided, however, that each share of a given series of the Preferred stock shall be identical in all respects with the other shares of such series. Before any shares of the Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, in the manner provided by law, the following particulars with respect to the share of such series:

                          (i) the distinctive designation of such series and the number of share of Preferred Stock that shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares of such series then issued) from time to time by the Board of Directors by resolution;

                          (ii) the dividend or rate of dividend payable with respect to shares of Preferred Stock of such series, the time of payment of any dividend, whether dividends shall be cumulative and, if so, the conditions under which and the date from which dividends shall be accumulated;

                          (iii) the redemption provisions applicable to the shares of Preferred Stock of such series, if any, and if applicable, the time or times when, the price or prices at which, and the other terms and conditions under which the shares of Preferred Stock of such series shall be redeemable;

                          (iv) the amount payable on shares of Preferred Stock of such series in the event of any voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, which shall not be deemed to include the merger or consolidation of the Corporation or a sale, lease or conveyance of all or part of the assets of the Corporation;

                          (v) the purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares of Preferred Stock of such series;

                          (vi)    the rights, if any of the holders of shares
                          of Preferred Stock of such series to convert such shares into or exchange such shares for shares of the Common Stock or shares of any
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                          other series of the Preferred Stock and the terms and
                          conditions of such conversion or exchange;

                          (vii) subject to paragraph (a) above, the extent of voting rights of the shares of Preferred Stock of such series of the absence thereof; and

                          (viii) such other terms limitations, rights and preferences, if any, of such series as the Board of Directors may lawfully fix under the laws of the State of Delaware as in effect at the time of certain of such series.

                                  ARTICLE FIVE

         None of the holders of the shares of any class of stock of the Corporation shall be entitled as matter of right to purchase, subscribe for or otherwise acquire any new or additional shares of stock of the Corporation of any class now or hereafter authorized, or any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares, or any shares, evidences of indebtedness, or any other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any new or additional shares other than such (if any) as the Board of Directors may determine from time to time.

                                  ARTICLE SIX

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than six (6) nor more than ten
(10) and shall be fixed in the By-Laws of the Corporation from time to time.

                                 ARTICLE SEVEN

         The power to fill vacancies on the Board of Directors (whether by reason or resignation or otherwise) shall be vested solely in the Board of Directors and vacancies may be filled by a majority of the directors then in office, although less than a quorum, unless all directorships are vacant, in which case the stockholders shall fill the then existing vacancies.

                                 ARTICLE EIGHT

         Special meetings of the stockholders of the Corporation for any purpose may be called at any time by the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose power and authority, as provided in a resolution of the Board of Directors or in the By-Laws of the Corporation, include the power to call such meetings, but such special meetings may not be called by any other person.
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                                  ARTICLE NINE

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-Laws of the Corporation, provided that the Board of Directors may not amend the By-Laws to increase the number of directors above ten.

                                  ARTICLE TEN

         The election of directors need not be by written ballot unless required by the By-Laws of the Corporation. Any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of at least two-thirds (2/3) of the outstanding shares of stock entitled to vote, and the vacancy in the Board caused by any such removal shall be filed as provided herein; provided, that where the holders of any class or series are entitled to elect one or more directors the provisions of this section shall apply in respect of removal without cause of a director or directors so elected, to the vote of the outstanding share of that class or series.

                                 ARTICLE ELEVEN

         The Corporation may indemnify, to the fullest extent permitted by the General Corporation law of the State of Delaware and as provided in the By-laws of the Corporation, any and all persons whom it shall have the power to indemnify from and against any and all expenses, liabilities or other matters.

                                 ARTICLE TWELVE

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
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                                ARTICLE THIRTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions of this Certificate of Incorporation relating to the power to remove directors or to fill vacancies on the Board and amendments to the By-laws of the Corporation may not be amended without the affirmative vote of the holders of two- thirds of the shares entitled to vote in the election of directors.

                                ARTICLE FOURTEEN

         Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or By-Laws. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.

                                ARTICLE FIFTEEN

         The name and mailing address of the incorporator is Charles A. Mele, 380 Madison Avenue, New York, New York 10017.

         The undersigned, being the sole incorporator hereinbefore name, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this the undersigned's act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 20th day of August, 1985.





                                                   ---------------------------
                                                   Charles A. Mele
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                            CERTIFICATE OF AMENDMENT

                                     of the

                          CERTIFICATE OF INCORPORATION

                                       of

                               XPLOR CORPORATION


         Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned corporation does hereby certify:

         FIRST:     The Board of Directors of Xplor Corporation (the
"Corporation"), by unanimous written consent in lieu of a meeting, adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

                          RESOLVED:           that Article Sixteen be added to
                 the Certificate of Incorporation of the Corporation:

                          ARTICLE SIXTEEN:     A director of this corporation
                 shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for a stock repurchase which is illegal under
                 Section 174 of the General Corporation Law of the State of Delaware or, (iv) for any transaction from which the director derived an improper personal benefit.

         SECOND: Such amendment was approved by the holders of a majority of the Corporation's outstanding Common Stock entitled to vote thereon.
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         THIRD:  The aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Xplor Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Andrew Stanhope, its Vice President, and attested by William C. Kaltnecker, its Secretary, this 4th day of June, 1987.


                                       XPLOR CORPORATION


                                       By
                                          ----------------------------------
                                          Andrew Stanhope,
                                          Vice President

ATTEST:


----------------------------------
William C. Kaltnecker, Secretary


(Corporate Seal)
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            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                               XPLOR CORPORATION


         It is hereby certified that:


         1. The name of the corporation (hereinafter called the "Corporation") is Xplor Corporation.

         2. The Certificate of Incorporation of the Corporation is hereby amended by striking out the first sentence of Article Fourth thereof and by substituting in lieu of said sentence the following new sentence:

                 "Article FOURTH:          The Corporation shall have authority
                 to be exercised by the Board of Directors, to issue 5,000,000 shares of common voting stock of the par value of $.01 per share (the "Common Stock") having an aggregate par value of $50,000 and 1,000,000 shares of preferred stock of the par value of $.01 per share (the "Preferred Stock") having an aggregate par value of $10,000."

         3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Xplor Corporation has caused its corporate seal to be hereunto affixed and this certificate to be signed by Andrew Stanhope, its Vice President, and attested by William C. Kaltnecker, its Secretary, this 8th day of August, 1990.

                                           XPLOR CORPORATION


                                           By:
                                              ------------------------------
                                              Andrew Stanhope,
                                              Vice President
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Attest:


--------------------------------------
William C. Kaltnecker, Secretary


(Corporate Seal)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION

                                       OF

                            VENUS EXPLORATION, INC.

         Venus Exploration, Inc. (the "Corporation" or the "Company"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies and adopts the following Amendment to its Certificate of Incorporation:

         FIRST: The dated of filing of the Corporation's original Certificate of Incorporation with the Secretary of Sate of the State of Delaware was September 5, 1985.

         SECOND: The Board of Directors of the Corporation, by unanimous consent of its members filed with the minutes of the Board of Directors, adopted the following resolution:

         FURTHER RESOLVED, that it is desirable for the Company to increase the number of authorized shares of (i) Common Stock from 15 million to 30 million shares and (ii) Preferred Stock from 1 million to 5 million shares, and to accomplish the same, it is hereby declared advisable that the Certificate of Incorporation of the Company be amended by changing the first two sentences of Article FOURTH to read as follows:

         The Corporation shall have the authority to be exercised by the Board of Directors to issue (i) 30 million shares of common voting stock of the par value of $0.01 per share (the "Common Stock") having an aggregate par value of $300,000, (ii) 5 million shares of preferred stock of the par value of $0.01 per share (the "Preferred Stock") having an aggregate par value of $50,000. Shares of the Preferred Stock shall be designated as the Board of Directors may determine and may be issued in series by the Board of Directors as hereinafter provided in paragraph (c) below.

         THIRD: At a special meeting of the shareholders of the Corporation held on October 28, 1997, stockholders of the Corporation holding in excess of a majority of the outstanding shares entitled to vote thereon voted in favor of the amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, said Venus Exploration, Inc., has caused this certificate to be signed by John Y. Ames, its President, and attested by Will
C. Jones IV, its Secretary, this 7th day of November, 1997.

                                      VENUS EXPLORATION, INC.

ATTEST:


By:                                   By:
   -----------------------------         ------------------------------------
   Will C. Jones, IV                     John Y. Ames, President
   Secretary